Exhibit 3.2

CONFIDENTIAL TREATMENT REQUESTED

BY DIAMEDICA THERAPEUTICS INC.

PURSUANT TO 17 C.F.R. SECTION 200.83

Certificate of Amendment	Certificat de modification

Canada Business Corporation Act	Loi canadienne sur les sociétés par actions

DiaMedica Therapeutics Inc.

_____________________________________________________________________________________________

Corporate name / Dénomination sociale

970609-7

____________________________________________________

Corporation number / Numéro de société

I HEREBY CERTIFY that the articles of the above-named corporation are amended under section 178 of the Canada Business Corporations Act as set out in the attached articles of amendment.

JE CERTIFIE que les statuts de la société susmentionnée sont modifiés aux termes de l’article 178 de la Loi canadienne sur les sociétés par actions, tel qui’il est indiqué dans les clauses modificatrices ci-jointes.

/s/ Viginie Ethier

Viginie Ethier

____________________________________________________

Director / Directeur

2016-12-28

____________________________________________________

Date of Amendment (YYYY-MM-DD)

Date de modification (AAAA-MM-JJ)

CONFIDENTIAL TREATMENT REQUESTED

BY DIAMEDICA THERAPEUTICS INC.

PURSUANT TO 17 C.F.R. SECTION 200.83

Government	Gouvernement	Form 4	Formulaire 4
of Canada	du Canada	Articles of Amendment	Clauses modificatrices
		Canada Business Corporations Act	Loi canadienne sur le société par
		(CBCA) (s. 27 or 177)	actions (LCSA) (art. 27 ou 177)

1	Corporate name
Dénomination sociale
DiaMedica Inc.

2	Corporation number
Numéro de la société
970609-7

3	The articles are amended as follows
Les statuts sont modifiés de la façon suivante

The corporation changes its name to:
Le dénomination sociale est modifiée pour:
DiaMedica Therapeutics Inc.

The corporation changes the province or territory in Canada where the registered office is situated to:
La province ou le territoire au Canada où est situé le siège social est modifié pour:
BC

4	Declaration: I certify that I am a director or an officer of the corporation.
Déclaration: J’atteste que je suis un administrateur ou un dirigeant de la société.

Original signed by / Original signé par
Rick Pauls
Rick Pauls
763-270-0603

Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).

Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procedure sommaire, est passible d’une amende maximale de 5000$ et d’un emprisonment maximal de six mois, ou l’une de ces (paragraphe 250(1) de la LCSA).

You are providing information required by the CBCA. Note that both the CBCA and the Privacy Act allow this information to be disclosed to the public. It will be stored in personal information bank number IC/PPU-049.

Vous fournissez des renseignements exiges par la LCSA. Il est à noter que la LCSA et la Loi sur les renseignements personnels permettent que de tels renseignements soient divulgues au public. Ils seront stockés dans la banque de renseignements personnels numéro IC/PPU-049.

Canada